SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 25, 2005

DRESSER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32372	75-2795365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15455 Dallas Parkway, Suite 1100
Addison, Texas 75001
(Address of principal executive offices) (zip code)

(972) 361-9800
(Registrant's Telephone Number, Including Area Code)

Item 2.05. Costs Associated with Exit or Disposal Activities

Dresser, Inc. (the "Company") has discontinued its previously announced plan to develop a Company-wide enterprise resource planning ("ERP") system after a pilot installation at its U.S. retail fueling operation indicated that the intended benefits of the system would not be realized in a timely manner. Accordingly, on August 25, 2005, the Company concluded that it will incur exit costs associated with the discontinuance of its ERP system of approximately $1.0 million in cash. The exit costs primarily relate to employee severance and obligations associated with maintenance contracts.

Item 2.06. Material Impairments

In conjunction with the its decision to discontinue the development of a Company-wide ERP system, the Company will incur impairment charges associated with previously capitalized software costs of approximately $6.0 million.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2005

Dresser, Inc.

/s/  PATRICK M. MURRAY
Patrick M. Murray
Chief Executive Officer and

Chairman of the Board

/s/  JAMES A. NATTIER
James A. Nattier
Executive Vice President and
Chief Financial Officer

/s/  THOMAS J. KANUK
Thomas J. Kanuk
Corporate Controller and
Chief Accounting Officer

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